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                                                                   EXHIBIT 10.26

                                   SUBLEASE

     This Sublease ("Sublease"), made as of the 13th day of December, 2000 by and between LIFEMINDERS, INC., a Delaware corporation (formerly known as LifeMinders.com Inc.), having an office at 1110 Herndon Parkway, Herndon, Virginia 20170 (sometimes hereinafter referred to as "Sublandlord"), and CISCO SYSTEMS, INC., a California corporation (hereinafter referred to as "Subtenant").

                             W I T N E S S E T H :

     WHEREAS, by Lease Agreement dated as of May 18, 2000 (the "Overlease"), DTC Associates, LLC, a Virginia limited liability company (the "Landlord"), leased to Sublandlord, as tenant, approximately 131,841 square feet of rentable area (the "Original Premises") on the 3/rd/, 4/th/, 5/th/, and 6/th/ floors of the building located at 13530 Dulles Technology Drive, Herndon, Virginia (hereinafter referred to as the "Building"), at the rent and upon and subject to the terms and conditions set forth in the Overlease; and

     WHEREAS, Subtenant desires to sublease a portion of the Original Premises from Sublandlord;

     NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

     1.   Subleased Premises.
          ------------------

               (a) Subleased Premises.  Sublandlord does hereby sublease to
                   ------------------
Subtenant, and Subtenant does hereby sublease from Sublandlord, approximately 33,021 rentable square feet of space located on the 3/rd/ floor of the Building (the "Subleased Premises") for the term and upon the conditions hereinafter provided. The aforesaid rentable square footage shall be measured and verified prior to the Sublease Commencement Date in accordance with the provisions of Paragraph 1 of the Addendum to the Overlease. The Subleased Premises is shown on the floor plan attached hereto and made a part hereof as Exhibit A.
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               (b) Rentable Area.  In the event of an expansion or contraction
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of the Subleased Premises or Original Premises, the rentable square footage of the Subleased Premises or Original Premises shall be certified in writing (the "Remeasurement Notice") to Sublandlord and Subtenant by Sublandlord's space measurement consultant prior to the effective date of the expansion or contraction, and all amounts, percentages and figures appearing or referred to in this Sublease that are calculated based on the number of rentable square feet in the Subleased Premises or Original Premises shall be modified to conform to the measurements of the area of expansion or contraction performed by Sublandlord's space measurement consultant (including the amount of the Monthly Base Rent and any additional rent as set forth below). All measurements of rentable square footage of the Subleased Premises and the Original Premises shall be calculated in accordance with the June 7, 1996 American National Standards Institute (ANSI)/Building Owners and Managers Association (BOMA) standard method of measurement of floor area for multi-tenanted office buildings. The rentable square footages indicated in the Remeasurement Notice shall be subject to confirmation within ten days of Subtenant's receipt of such notice by Subtenant's architect, at Subtenant's sole cost. If the rentable square footage figure determined by Subtenant's space measurement consultant differs by no more than 2% (higher or lower) from Sublandlord's figure, then Sublandlord's figure shall be controlling. If the rentable square footage

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figure determined by Subtenant's space measurement consultant differs by more than 2% (higher or lower) from Sublandlord's figure, then Sublandlord and Subtenant (in coordination with their respective consultant and architect) shall endeavor in good faith to resolve the discrepancy, and in the event they are not able to resolve such discrepancy then Sublandlord and Subtenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be binding on both Sublandlord and Subtenant. During any such dispute Subtenant shall pay Base Rent and additional rent to Sublandlord based on Sublandlord's determination. The cost of any such independent architect shall be shared equally by Sublandlord and Subtenant. Promptly after determination of the rentable square footage of the Subleased Premises and/or Original Premises in accordance with this Section 1(b), Sublandlord and Subtenant shall execute an amendment to this Sublease, which amendment shall be in the form of the declaration attached hereto as Exhibit C-1.
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          (c) As-Is Condition. Subtenant hereby agrees to accept the Subleased
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Premises in its "as is" condition existing on the date possession is delivered to Subtenant, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord's expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, or any extension thereof.

  2.   Sublease Term.
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          (a) The term of this Sublease (the "Sublease Term") shall commence on the date (the "Sublease Commencement Date") that is the later of (a) February 1, 2001, and (b) the date on which Sublandlord delivers the Subleased Premises to Subtenant with the initial improvements to the Subleased Premises substantially complete in accordance with the drawings completed by Studios Architecture dated September 29, 2000 (which drawing set includes the mechanical, electrical, and plumbing drawings associated with the initial improvements to the Subleased Premises), and shall continue for 36 full calendar months, unless such Sublease Term shall be extended or terminated earlier in accordance with the provisions of the Overlease or this Sublease or pursuant to law. The improvements to the Subleased Premises shall be deemed to be substantially complete when there has been issued by applicable government authority a Non-residential use permit or other approval required to permit occupancy of the Subleased Premises for office use (the "Occupancy Permit"). Notwithstanding the foregoing, if the standard form AIA certificate of substantial completion with respect to the initial improvements has been issued, but an Occupancy Permit has not been issued on account of Subtenant's particular design or layout of the Subleased Premises or because work or installations that are Subtenant's responsibility to perform are not completed, then the initial improvements shall be deemed to be substantially complete on the date an Occupancy Permit would have been issued for a standard office design and layout and such Subtenant's work completed, as reasonably determined by Sublandlord. Notwithstanding the foregoing, if the Sublease Commencement Date shall occur on a day other than the first day of a month, the Sublease Term shall commence on such date and continue for the balance of such month and for the respective period specified above.

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     (b) Promptly after the Sublease Commencement Date is ascertained,
Sublandlord and Subtenant shall execute a written declaration (the "Sublease Commencement Date Declaration") setting forth the Sublease Commencement Date, the date upon which the Sublease Term will expire, and the other information set forth therein. The form of such Sublease Commencement Date Declaration is attached hereto as Exhibit C. Any failure of the parties to execute such
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Sublease Commencement Date Declaration shall not affect the validity of the
Sublease Commencement Date as determined in accordance with this Section 2.

     (c) Sublandlord presently anticipates that, provided there are no delays caused by Subtenant or on account of any of the force majeure factors or causes of the kind described in Section 4.6 of Exhibit J to the Overlease, the Sublease
                                        ---------
Commencement Date will occur on or about February 1, 2001 (the "Anticipated Occupancy Date"). If delivery of possession of the Subleased Premises to Subtenant is delayed and Sublandlord has not delivered the Subleased Premises to Subtenant on or about the Anticipated Occupancy Date, regardless of the reasons or causes of such delay, this Sublease shall not be rendered void or voidable solely as a result of such delay, and the term of this Sublease shall commence on the Sublease Commencement Date as determined pursuant to this Section 2. Furthermore, Sublandlord shall not have any liability whatsoever to Subtenant on account of any such delay. Notwithstanding the preceding two sentences to the contrary, if the Sublease Commencement Date does not occur on or before March 30, 2001 (as such date may be extended due to delays caused by Subtenant or Subtenant's employees, agents, or contractors, or up to 45 days as a result of Force Majeure or causes of the kind described in Section 4.6 of Exhibit J to the
                                                                ---------
Overlease, the "Outside Delivery Date"), then, except as otherwise provided below, as its sole and exclusive remedy therefor, Subtenant shall have the right to terminate this Sublease by delivering written notice of the exercise of such right to Sublandlord. Sublandlord agrees to notify Subtenant immediately if Sublandlord becomes aware of the existence of any delay caused by Subtenant or Subtenant's employees, agents, or contractors. Such termination right may be exercised by Subtenant only during the ten-day period commencing on the day following the Outside Delivery Date, and if such notice is not given by Subtenant by 5:00 P.M. on the last day of such ten-day period, then Subtenant's termination right shall lapse and be of no further force or effect. If Subtenant timely exercises its right to terminate this Sublease, this Sublease shall automatically terminate without the requirement for any further documentation on the date (as such date may be extended due to delays caused by Subtenant or Subtenant's employees, agents, or contractors, the "Termination Date") on which Sublandlord receives Subtenant's termination notice; provided, however, that this Sublease shall not terminate if the Sublease Commencement Date has occurred prior to the Termination Date. If this Sublease is terminated pursuant to this Section, then neither party shall have any further obligations or liability hereunder to the other party. "Force Majeure" means delay in the performance of any acts required under this Sublease by reason of labor strikes, lockouts, failure of power, inclement weather of such severity as to preclude continued work under prevailing industry standards, riots, insurrection, war, inability to procure materials or establish utility services, default of the other party hereto, or any other reason of a like nature that is beyond the reasonable control of the party so delayed.

     (d) Subtenant and its contractors shall be allowed access to the Subleased Premises approximately 30 days prior to the Anticipated Occupancy Date for the purpose of installing Subtenant's equipment, fixtures, and furniture, Subtenant and its contractors also shall be allowed such early access to the Subleased Premises as Subtenant and Sublandlord reasonably

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and in good faith determine and coordinate for the purpose of installation of the communication equipment and associated wiring. Sublandlord shall provide Subtenant with approximately 30 days' prior written notice of the date on which Sublandlord shall deliver the Subleased Premises to Subtenant. Any and all installations and other related activity by Subtenant or its contractors prior to the Sublease Commencement Date shall be coordinated with Landlord, Sublandlord, and their respective general contractors to insure that Subtenant's work in and to the Subleased Premises does not interfere with the work being performed by Landlord, Sublandlord, or any of their respective contractors. Notwithstanding anything herein to the contrary, Tenant and Tenant's employees, contractors, and agents shall not have access prior to the Sublease Commencement Date to the Subleased Premises during the times specified by Landlord or Sublandlord as times that may cause unreasonable delay or interference with the activities of or on behalf of Landlord or Sublandlord in the Subleased Premises. All terms and conditions of this Sublease, including the insurance, release and waiver of liability provisions shall apply to and be effective during such period of early access by Subtenant, except for Subtenant's obligation to pay Base Rent, Additional Rent and utilities.

          (e) The term "Sublease Year" shall mean a period of 12 consecutive calendar months, commencing on the first day of the month in which the Sublease Commencement Date occurs and each successive 12-month period, except that if the Sublease Commencement Date shall occur on a date other than the first day of a month, then the first Sublease Year shall commence on the Sublease Commencement Date and shall continue for the balance of the month in which the Sublease Commencement Date occurs and for a period of 12 consecutive calendar months after the month in which the Sublease Commencement Date occurs.

  3.   Monthly Base Rent.
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          (a) During the Sublease Term, Subtenant shall pay to Sublandlord as annual base rent ("Base Rent") for the Subleased Premises, without set off, deduction, abatement or demand (except as expressly provided in this Sublease), an amount equal to the product of $36.00 multiplied by the total number of square feet of rentable area in the Subleased Premises as set forth above (i.e.,
                                                                           ----
33,021), which amount shall be increased as provided in Section 3(b) below. The annual Base Rent payable hereunder during each Sublease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Sublease Year. Upon execution and delivery of this Sublease to Sublandlord, Subtenant shall pay to Sublandlord the sum of $99,063.00, which sum shall be credited by Sublandlord toward the first monthly installment of annual Base Rent due for the first full calendar month falling within the Sublease Term. If the Sublease Term begins on a date other than on the first day of a month, the monthly Base Rent from such date until the first day of the following calendar month shall be prorated on a per diem basis (based on the number of days in the month in which the Sublease Commencement Date occurs), and such prorated Base Rent shall be payable in advance on the Sublease Commencement Date. The monthly Base Rent, additional rent and any other charges herein reserved or payable shall be paid to Sublandlord at its offices in the Building, Attention: CFO, or at such other place as Sublandlord may designate in writing at least ten days in advance of the change of address, in lawful money of the United States of America without demand therefor and without and deduction, setoff or abatement whatsoever.

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          (b) Commencing on the first day of the second Sublease Year and on the first day of each and every Sublease Year thereafter during the Sublease Term, the annual base rent shall be increased by 3% of the amount of annual Base Rent payable for the preceding Sublease Year.

  4.   Additional Rent.  Subtenant agrees to pay to Sublandlord, as additional
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rent under this Sublease, 25.045% of the amount of any additional rent payable by Sublandlord under the Overlease on account of Operating Expenses (as defined in and pursuant to Exhibit C of the Overlease, and based on the Base Year being
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calendar year 2001, as stated in Section 1.5 of the Overlease), and all charges for any additional services or utilities provided to Subtenant or the Subleased Premises, including charges and fees for alterations performed in or benefiting the Subleased Premises and after-hours heating and air-conditioning services provided to the Subleased Premises. Subtenant's obligation to pay additional rent shall survive the termination of this Sublease.

  5.   Intentionally Deleted.
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  6.   Use.
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          (a) Permitted Use.  Subtenant will use and occupy the Subleased
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Premises solely for general office purposes and in accordance with the use permitted under the applicable zoning regulations. Without the prior written consent of Landlord and Sublandlord, the Subleased Premises will not be used for any other purposes.

          (b) Prohibited Uses.  Subtenant shall not do anything or suffer
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anything to be done in or about the Subleased Premises that will in any way conflict with: (i) any present and future laws (including any Environmental Law, as hereinafter defined), ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America and any other public or quasi-public authority having jurisdiction over the Subleased Premises (collectively, "Legal Requirements"), concerning the use, occupancy or condition of the Subleased Premises and all machinery, equipment and furnishings therein, including, but not limited to, the Americans with Disabilities Act and regulations promulgated from time to time thereunder (the "ADA"), and any fire and life safety-related Legal Requirements that are applicable to the Subleased Premises. If any Legal Requirement requires an occupancy or use permit or license for the Subleased Premises, the operation of the business conducted therein, then Subtenant shall obtain and keep current such permit or license at Subtenant's expense and shall promptly deliver a copy thereof to Sublandlord. It is expressly understood that if any change in the use of the Subleased Premises by Subtenant, or any alterations to the Subleased Premises by Subtenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Subtenant on its behalf and at its sole expense. Subtenant shall pay all fines, penalties and damages that may arise out of or be imposed on Sublandlord or Subtenant because of Subtenant's failure to comply with the provisions of this Sublease. Subtenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Building, provided that Subtenant may use and store in accordance with all Environmental Laws reasonable quantities of standard cleaning and office materials as may be reasonably necessary for the conduct of normal general office use operations in the Subleased Premises. At the

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expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord free of any Environmental Default (as defined below). "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 33 U.S.C.
(S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). In addition, Subtenant shall give Sublandlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (as defined below) known to Subtenant, which Environmental Default Subtenant shall cure in accordance with all Environmental Laws and to the satisfaction of Sublandlord and only after Subtenant has obtained Sublandlord's prior written consent, which shall not be unreasonably withheld. An "Environmental Default" means any of the following by (i) Subtenant or any employee, agent, contractor, subtenant, assignee, or invitee of Subtenant (collectively, "Invitees") within the Subleased Premises, or (ii) Subtenant, its employees, contractors, agents, assignees or subtenants with respect to any portion of the Building: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Subleased Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Sublandlord under this Sublease, at law or in equity, Sublandlord shall have the right but not the obligation to immediately enter the Subleased Premises, to supervise and approve any actions taken by Subtenant to address the Environmental Default, and, if Subtenant fails to immediately address same to Sublandlord's satisfaction, to perform, at Subtenant's sole cost and expense, any lawful action necessary to address same.

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  7.   Repairs.  At all times during the Sublease Term and to the extent not the
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obligation of the Landlord under the Overlease or the Sublandlord hereunder,
Subtenant shall keep and maintain the Subleased Premises, all improvements, fixtures, systems and equipment located therein, and all Subtenant's improvements, fixtures, systems and equipment installed outside the Subleased Premises (including any supplemental HVAC, electrical, life-safety, fire protection or other systems or equipment installed by or on behalf of Subtenant) in clean, safe, sanitary, first-class condition and repair, and otherwise in compliance with all Legal Requirements and the requirements of this Sublease.
All injury, breakage and damage to the Subleased Premises and to any other part of the Building (including the systems and equipment thereof) or the Property caused by any act or omission of Subtenant or any Invitee shall be promptly repaired by Subtenant at its expense.

  8.   Alterations.  Subtenant shall not make any alteration, improvement,
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decoration, or installation (hereinafter called "Alterations") in or to the
Subleased Premises, without in each instance obtaining the prior written consent of Landlord and Sublandlord, which consent shall be requested by Subtenant (i) not less than 20 days prior to the commencement of the Alterations with respect to Alterations for which Landlord's consent is required pursuant to the Overlease, and (ii) not less than 10 business days prior to the commencement of the Alterations with respect to Alterations for which Landlord's consent is not
required pursuant to the Overlease.   If any Alterations are made without
consent, Landlord or Sublandlord may remove the same, and may correct, repair and restore the Subleased Premises and any damage arising from such removal, and Subtenant shall be liable for any and all costs and expenses incurred by Landlord or Sublandlord in the performance of this work.

  Subtenant may have any Alterations performed by contractors of its own choice, at its expense, provided that Subtenant has obtained written approval of the contractor by Landlord and Sublandlord, which approval of Sublandlord will be reasonably based upon the contractor's being properly licensed and his financial posture, experience and past job performance, and provided further that with respect to the initial Alterations to be performed during the first 12 months of the Sublease Term, (i) Subtenant shall use HITT Contracting, Inc. (provided that HITT's pricing shall be consistent with reasonable market prices for comparable work of comparable level of services in the market area, subject to verification thereof by Subtenant), (ii) Sublandlord approval shall also be reasonably based on any impact of Subtenant's initial Alterations on any warranties on the initial buildout completed for the benefit of Sublandlord pursuant to the Overlease, and (iii) Subtenant shall have the right to install additional electrical junction boxes in locations reasonably designated by Subtenant, subject however to Sublandlord's and Landlord's approval (included for reference are Subtenant's preliminary furniture plans attached hereto as Exhibit D). The
                                                               ---------
design of all Alterations undertaken by Subtenant shall be subject to prior written approval of Landlord and Sublandlord and shall not be commenced until such approval is obtained. With reasonable notice to Subtenant, Landlord and Sublandlord shall at all times have the right to inspect the work performed by any contractor selected by Subtenant during normal business hours. Any Alterations made by Subtenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new or like-new materials only; (c) in accordance with all Legal Requirements and the requirements of any insurance company insuring the Building or any portion thereof; and (d) after obtaining public liability and worker's compensation insurance policies in accordance with the requirements specified in the Overlease, and which policies shall cover every person who will perform any

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work with respect to such Alteration. Prior to each payment to any contractor, subcontractor, laborer, or material supplier for all work, labor, and services to be performed and materials to be furnished in connection with Alterations, Subtenant shall obtain and deliver to Sublandlord written, unconditional waivers of mechanics' and materialmen's liens against the Subleased Premises and the Building from all such contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with Alterations to the extent the costs thereof have been paid and, at a minimum, through the previous invoice submitted for payment. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Subtenant within 15 days thereafter, at Subtenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Sublandlord. If Sublandlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Sublandlord to subject its interest in the Subleased Premises or the Building to any liens which may be filed in connection therewith. Promptly after the completion of an Alteration for which a building permit is required, Subtenant at its expense shall deliver to Sublandlord two sets of accurate as-built drawings on CADD computer disc showing such Alteration in place. If Subtenant shall fail to discharge any such mechanic's or materialmen's lien, Sublandlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual base rent falling due; it being expressly agreed that such discharge by Sublandlord shall not be deemed to waive or release the default of Subtenant in not discharging such lien.

     All Alterations to the Subleased Premises made by either party shall remain upon and be surrendered with the Subleased Premises as a part thereof at the end of the Sublease Term unless (x) Subtenant requests, when it submits its plans and specifications for such improvements to Sublandlord for Sublandlord's approval (and if required, to Landlord for Landlord's approval), Sublandlord's (and if applicable, Landlord's) consent to Subtenant's removal of such Alteration upon the expiration or earlier termination of the Sublease Term and Sublandlord (and if applicable, Landlord) so consents (which consent shall not be unreasonably withheld, conditioned, or delayed); or (y) Sublandlord (and if applicable, Landlord) reasonably specifies in its approval of the plans and specifications for such Alterations that Subtenant must remove the Alterations upon the expiration or earlier termination of the Sublease Term. All damages and injury to the Subleased Premises or the Building caused by such removal shall be repaired by Subtenant, at Subtenant's sole expense. If Subtenant fails or refuses to remove any Alterations required under this Sublease to be removed, or fails to correct, repair and restore the Subleased Premises, Landlord or Sublandlord may cause the same to be removed, and repairs and restoration to be made, in which event Subtenant shall reimburse to the party who caused said Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Landlord or Sublandlord may suffer and sustain by reason of Subtenant's failure or refusal to remove said Alterations.

     With respect to the approval of Subtenant's Alterations (including the installation of additional electrical junction boxes as set forth above), the designs for Subtenant's Alterations, and any contractor to be used to complete Subtenant's Alterations, Sublandlord shall use the same approval standards and criteria as required of Landlord pursuant to Section 12.1 of the Overlease.

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     Notwithstanding anything in this Section 8 to the contrary, subject to
Subtenant complying with the conditions set forth in Section 12 of the Overlease, Subtenant shall have the right to recarpet, repaint, and to make purely "cosmetic" or "decorative" nonstructural Alterations ("Aesthetic Alterations"), provided such Aesthetic Alterations do not cost, in the aggregate, more than $35,000 per Alteration, nor more than $100,000 in a 12-month period.

     9.   Subtenant's Personal Property.  Upon the expiration or earlier
          -----------------------------
termination of this Sublease with respect to all or any portion of the Subleased Premises, Subtenant shall remove all of its furniture, furnishings and equipment from that portion of the Subleased Premises for which the Sublease Term has expired or been terminated, shall repair all damage resulting from such removal or its use of the Subleased Premises, and shall surrender that portion of the Subleased Premises for which the Sublease Term has expired or been terminated, as so required, in good condition, subject only to reasonable wear and tear and to damage, if any, caused by the willful misconduct or negligence of Landlord or by fire or other casualty. If any property of Subtenant is not removed by Subtenant prior to the expiration or termination of this Sublease, the same shall become the property of Sublandlord and shall be surrendered with the Subleased Premises as a part thereof. The obligations of Subtenant as herein provided shall survive the termination of this Sublease.

     10.  Overlease.
          ---------

               (a) Terms of Overlease.  Subtenant acknowledges that it has
                   ------------------
received a true copy of the Overlease, that it has reviewed the Overlease, and that it is familiar with the contents thereof. All of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part of and are superior to this Sublease, except as herein otherwise expressly provided.

               (b) Performance of Sublandlord.  Sublandlord shall have all of
                   --------------------------
the rights of the Landlord under the Overlease as against Subtenant and, as between the parties hereto, Sublandlord agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Landlord under the Overlease with respect to the Subleased Premises. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, and Sublandlord's sole obligation with respect thereto shall be to make demand upon Landlord for the performance or cure of the subject matter following Sublandlord's receipt of Subtenant's request, and thereafter to use its commercially reasonable efforts to cause Landlord to cure, cause the cure or obtain the cure of the subject default.

               (c) Performance of Subtenant.  Subtenant shall be obligated,
                   ------------------------
however, to pay only the Base Rent and additional rent provided for in this Sublease and not the amounts of (i) Rent (as defined in the Overlease), (ii) additional rent (as defined in the Overlease), and (iii) rental escalations provided to be paid by Sublandlord under the Overlease. Notwithstanding anything in the Overlease or this Sublease to the contrary, Subtenant shall not have the rights set forth in Sections 1.9 (parking allocation) (except to the extent expressly set forth in Section 17 of this Sublease), Section 2 of the Addendum to Overlease (signage), Section 3 of the Addendum to

Overlease (extension option), Section 4 of the Addendum to Overlease (generator rights), Section 5 of the Addendum to Overlease (rooftop rights), and Section 8 of the Addendum to Overlease (conduit rights). In addition, the time periods set forth in the Overlease for the delivery of notices, demands and payments and for the performance of acts, conditions and covenants by Sublandlord are hereby modified for the purpose of incorporation of such time periods into this Sublease by shortening the same, so that such notices shall be given, demands and payments made, and acts, conditions and covenants performed, by Subtenant not later than the fifth day prior to the last day of each such time period set forth in the Overlease. If Subtenant desires to take any action that would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord and Landlord, as required, and Sublandlord may condition its consent upon the receipt of the consent of Landlord to the subject matter. As between the parties hereto, Subtenant hereby assumes all of the obligations of the Sublandlord, as the tenant, under the Overlease but only to the extent they are applicable to the Subleased Premises; provided that except as set forth in this Sublease, Subtenant shall not have the obligations set forth in Sections 4 (Rent), 6 (Operating Expenses), and Section 6 of the Addendum to Overlease (Letter of Credit requirements). Subtenant shall obtain and maintain all insurance types and coverages as specified in the Overlease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Overlease. All policies of insurances obtained by Subtenant shall name Landlord, Sublandlord, and Mortgagee (as defined in the Overlease) as additional insureds therein in accordance with the Overlease. Subtenant's insurance shall be primary over Landlord's and Sublandlord's insurance. Subtenant will deliver to Sublandlord annually certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts. Notwithstanding anything herein to the contrary, so long as Cisco Systems, Inc. is the Subtenant under this Sublease and provided Subtenant shall have maintained a net worth greater than $1,000,000,000, Subtenant may elect to self insure and be directly responsible for (x) the first $5,000,000 of those costs and expenses otherwise covered by the liability insurance specified in Section 16.2 of the Overlease, and (y) the first $5,000,000 of those costs and expenses otherwise covered by the property insurance specified in Section 18.2 of the Overlease. During any period of self insurance, for all purposes of this Sublease (including the indemnity, waiver of claims and subrogation provisions), Subtenant shall be deemed to be maintaining the insurance required of Subtenant hereunder.

  11.  Subtenant's Covenants.  Subtenant covenants and agrees that Subtenant
       ---------------------
will not do anything that would constitute a default under the Overlease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and that would constitute a default under the Overlease.

  12.  Liability of Sublandlord.  Subject to the last sentence of this Section
       ------------------------
12, Sublandlord shall not be liable to Subtenant or Subtenant's Invitees for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Subtenant's business, based on, arising out of or resulting from any cause whatsoever, including the following:
Sublandlord's failure or inability to cause any of the utilities or services required to be furnished by Landlord hereunder to actually be furnished, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, acts of God, governmental requirements, or any other cause whatsoever (it being agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Subtenant from the Subleased Premises, and shall not entitle Subtenant to terminate this Sublease or to an abatement of any rent payable hereunder); repairs to any portion of the Subleased Premises or the Building; interruption in the use of the Subleased Premises; any accident or damage resulting from the use or operation (by Landlord, Sublandlord, Subtenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Sublease by reason of the destruction of the Subleased Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; and/or the actions of any other tenants of the Building or of any other person or persons. Any goods, property or personal effects stored or placed by Subtenant or its Invitees in or about the Subleased Premises or the Building shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section 12 to the contrary, Sublandlord shall not be released from liability for damage or injury caused by the gross negligence or willful misconduct of Sublandlord or its employees, agents or contractors; provided, however, in no event shall Sublandlord have any liability to Subtenant for any claims based on the interruption of or loss to Subtenant's business or for any indirect losses or consequential damages whatsoever.

  13.  Indemnification.
       ---------------

          (a) Subtenant shall and hereby does indemnify, protect, defend (with counsel reasonably satisfactory to Sublandlord and Landlord) and hold Landlord and Sublandlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord or Sublandlord by reason of (i) any violation caused, suffered or permitted by Subtenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Overlease or this Sublease, or (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises by Subtenant or its agents, employees or invitees, except to the extent caused by the willful misconduct or negligence of Sublandlord; or (iii) Subtenant self-insuring pursuant to Section 10(c) above and not maintaining the insurance policies otherwise required pursuant to this Sublease and the Overlease; provided, however, that in no event shall Subtenant have any liability to Sublandlord under this Section for any indirect losses or consequential damages whatsoever or for claims for which Sublandlord is insured or required under the Overlease to be insured.

          (b) Sublandlord shall and hereby does indemnify, protect, defend (with counsel reasonably satisfactory to Subtenant) and hold Subtenant harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, reasonable attorneys' fees) asserted against, imposed upon or incurred by Subtenant by reason of any violation caused, suffered or permitted by Sublandlord, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Overlease or this Sublease, except to the extent caused by the willful misconduct or negligence of Subtenant; provided, however, that in no event shall Sublandlord have any liability to Subtenant for claims based on the interruption of or loss to Subtenant's business or for any indirect losses or consequential damages whatsoever or for claims for which Subtenant is insured or required under this Sublease to be insured.

  14.  Waiver of Subrogation.  Sublandlord and Subtenant each hereby waives any
       ---------------------
and every claim for recovery from the other for any and all loss or damage to property owned by it, whether such loss or damage is due to the negligence of the other party of any of such other party's agents or employees, which loss or damage is insured under insurance policies carried or required to be carried hereunder by the waiving party and then only to the extent of the proceeds collectable under such insurance polices. Sublandlord and Subtenant each agree to give written notice of the terms of this mutual waiver to each insurance company that has issued, or in the future may issue to it, insurance policies for damage to property.

  15.  Assignment and Sublease.  Subtenant agrees not to assign, mortgage,
       -----------------------
pledge or otherwise encumber this Sublease, nor to sublet the Subleased Premises or any part thereof, without in each instance obtaining the prior written consent of Landlord and Sublandlord, which consent of Sublandlord shall not be unreasonably withheld, conditioned, or delayed.

  16.  Brokers.  Subtenant hereby represents and warrants that it has not dealt
       -------
with any broker other than CB Richard Ellis, Inc. ("Subtenant's Broker") in connection with this Sublease for the Subleased Premises. Sublandlord hereby represents and warrants that it has not dealt with any broker other than CB Richard Ellis, Inc. ("Sublandlord's Broker") in connection with this Sublease for the Subleased Premises. Sublandlord agrees to pay Subtenant's Broker and Sublandlord's Broker pursuant to a separate agreement. Sublandlord and Subtenant each represent and warrant to the other that, except as provided in the preceding two sentences, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Sublease. Subtenant shall indemnify and hold Sublandlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Subtenant or with whom Subtenant has dealt in connection with this Sublease, other than the brokers named in the first two sentences of this Section 16. Sublandlord shall indemnify and hold Subtenant harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Sublandlord or with whom Sublandlord has dealt in connection with this Sublease.

  17.  Miscellaneous Provisions.
       ------------------------

          (a) Parking.  Subtenant shall have the right to use 132 non-reserved
              -------
surface parking spaces in the parking area adjacent to the Building (without payment of rent therefor), subject to Section 29 of the Overlease.

          (b) Access Cards.  Sublandlord shall provide Subtenant with an initial
              ------------
set of 132 security access cards to the Building. Any further security access cards shall be at Subtenant's cost and subject to any Landlord requirements therefor.

          (c) Excess Water Usage.  If Sublandlord is notified that Landlord
              ------------------
believes that Subtenant is consuming excess water usage, Sublandlord shall promptly notify Subtenant therefor and agrees to use commercially reasonable efforts given the potential actual costs to protest or audit any such alleged excess water usage. Subtenant shall reimburse Sublandlord, as additional rent, for any excess water usage in the Subleased Premises if and to the extent Subtenant is required to pay Landlord therefor. "Excess water usage" shall mean the excess of Subtenant's water usage during any billing period for water services over the estimated average water usage during the same period for all office tenants of the Building (excluding Subtenant), as computed by Landlord. If Subtenant connects into Sublandlord's or Landlord's supplemental cooling system currently located on the roof of the Building, then Subtenant shall reimburse Sublandlord or Landlord, as applicable, for all costs incurred therefor (and as reasonably determined) by Sublandlord or Landlord, as applicable.

         (d) Excess Electricity Usage.  If Sublandlord is notified that Landlord
             ------------------------
believes that Subtenant is consuming excessive electricity, Landlord or Sublandlord may install checkmeters to electrical circuits serving Subtenant's equipment to verify that Subtenant is not consuming excessive electricity. If such checkmeters indicate that Subtenant's electricity consumption is excessive, then Landlord or Sublandlord may install, at Subtenant's expense, submeters to ascertain Subtenant's actual electricity consumption, and Subtenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord or Sublandlord, as applicable, by the utility. Subtenant's electricity consumption shall be deemed excessive if the electricity consumption in the Subleased Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord or Sublandlord, as applicable.

  18.  Entire Agreement.  This Sublease contains all of the covenants,
       ----------------
agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Subleased Premises and Sublandlord's obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged to this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Landlord and Sublandlord. No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly base rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

  19.  Successors and Assigns.  The obligations of this Sublease shall bind and
       ----------------------
benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

  20.  Notices.  Any notices required or permitted hereunder shall be effective
       -------
upon receipt of refusal when delivered by hand to the applicable party, or when delivered by the U.S. postal service, postage prepaid, or when delivered by a recognized commercial air or local courier service, addressed as follows (or addressed in such other manner as the party being notified shall have requested by such written notice to the other party), except that refusal to accept delivery of notice shall be deemed to be receipt hereunder: if to Landlord, c/o Miller Global Properties, LLC, 4643 S. Ulster Street, Suite 1500, Denver, Colorado 80237, Attention Donald E. Spiegleman, Esq. or Mr. Paul Hogan, with a copy to the Building Manager located in the Building; if to Sublandlord, at Suite 500, 13530 Dulles Technology Drive, Herndon, Virginia, _____________
Attention: CFO, and if to Subtenant at Cisco Systems, Inc., 170 W. Tasman Drive, San Jose, California 95134-1706, Attention: Director, Worldwide Real Estate, or to such other address and attention as any of the above shall notify the others in writing.

  21.  Corporation.  Subtenant represents and warrants that this Sublease has
       -----------
been duly authorized, executed and delivered by and on behalf of Subtenant, and constitutes the valid and binding agreement of Subtenant in accordance with the terms hereof. Sublandlord represents and warrants that this Sublease has been duly authorized, executed and delivered by and on behalf of Sublandlord, and constitutes the valid and binding agreement of Sublandlord in accordance with the terms hereof.

  22.  Landlord's Consent.  The execution of this Sublease by Subtenant is a
       ------------------
binding offer to Sublandlord to enter into this Sublease. The execution of this Sublease by Sublandlord is a binding acceptance of Subtenant's offer. If Sublandlord has not obtained the Landlord's consent by the date that is 30 days following the date hereof, this Sublease shall be and become null and void and of no further force or effect, and the advance payment of Base Rent paid by Subtenant to Sublandlord on account of Section 3(a) of this Sublease shall be
promptly refunded to Subtenant.   It is hereby acknowledged by Sublandlord and
Subtenant that Landlord's consent to this Sublease shall not create any contractual liability or duty on the part of Landlord or its agent to the Subtenant, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublandlord, as the Lessee under the Overlease, with respect to the Subleased Premises. As of the date hereof, the Overlease has not been modified and is in full force and effect, and to the knowledge of Landlord, there are no defaults thereunder.

  23.  Sublease Amendment.  Sublandlord and Subtenant shall not amend this
       ------------------
Sublease without Landlord's prior written consent, and any such amendment made or entered into without Landlord's consent shall be null and void.

  24.  Severability.  If any provision of this Sublease or the application
       ------------
thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

  25.    Legal Action.  If Sublandlord or Subtenant is required or elects to
         ------------
take legal action against the other party to enforce the provisions of this Sublease and a judgment is rendered in such action by a court of competent jurisdiction, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, but not limited to, reasonable attorneys' fees and court costs).

  26.    Governing Law.  This Sublease (and the terms and provision hereof)
         -------------
shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law.

  27.    Captions.  The captions throughout this Sublease are for convenience of
         --------
reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way effect this Sublease.

  28.    Singular and Plural.  Wherever appropriate herein, the singular
         -------------------
includes the plural and the plural includes the singular.

  29.    Counterpart.  This Sublease may be executed in several counterparts,
         -----------
but all counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.


Witness:                              SUBLANDLORD:



/s/                                   By:   /s/                          (SEAL)
_____________________________               _____________________________



Attest:                               SUBTENANT:



/s/                                   By:   /s/                          (SEAL)
_____________________________               _____________________________

                             CONSENT  TO SUBLEASE



  The undersigned as Landlord consents to the subletting of approximately 33,021 rentable square feet of space located in Suite 300 of the Building (the "Subleased Premises") in accordance with the provisions of the Sublease dated December 13, 2000 between LIFEMINDERS, INC., a Delaware corporation (formerly known as LifeMinders.com Inc.), as Sublandlord, and CISCO SYSTEMS, INC., a California corporation, Subtenant (the "Sublease"), so long as such provisions are not in conflict with the Lease, subject to the following conditions:
(Initially capitalized words not otherwise defined have the same meaning set forth in the Overlease or Sublease.)

  A. Sublandlord continues to remain primarily liable for the payment of all rent and other sums and the performance of all covenants required of Sublandlord under the Overlease. In no event will the Sublease be deemed to modify Sublandlord's obligations under the Overlease.


  B. No further subletting or assignment of any portion of the Premises, including the Subleased Premises, may be made without the prior written consent of Landlord, which consent shall be granted or denied pursuant to the terms of the Overlease.


  C. If a default by Sublandlord under the Overlease occurs that continues beyond any applicable notice and cure period as set forth in the Overlease, Landlord may collect the rent attributable to the Subleased Premises directly from Subtenant without waiving any of Landlord's rights against Sublandlord as a result of such default. The termination or mutual cancellation of the Overlease will, at the option of Landlord, either terminate this Sublease or operate as an assignment to Landlord of the Sublease. Notwithstanding the previous two sentences to the contrary, so long as there is no default by Subtenant under the Sublease that continues beyond any applicable notice and cure period as set forth in the Sublease, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under the Sublease, as of the date the Overlease may be terminated by Landlord, as would entitle Landlord either to terminate the Sublease or to dispossess Subtenant:


     (1) the Sublease shall continue in full force and effect despite any termination of (or similar action under or pursuant to) the Overlease;

     (2) Subtenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by Landlord to terminate the Overlease;

     (3) Subtenant shall not be evicted from the Subleased Premises;

     (4) Subtenant's leasehold estate under the Sublease shall not be terminated or disturbed; and

     (5) none of Subtenant's rights under the Sublease shall be affected in any way by reason of any default under the Overlease.

  D. The Sublease constitutes the entire agreement between Sublandlord and Subtenant, and there are no other oral or written agreements between the two parties with respect to the Subleased Premises. There shall be no modification or amendment of the Sublease without the prior written consent of Landlord, which consent shall be granted or denied pursuant to the terms of the Overlease.

  E. This Consent shall not be construed as giving Subtenant any rights against Landlord under the Overlease.

  F. Sublandlord pays to Landlord concurrent with submission of the Sublease for Landlord's consent an amount not to exceed $500.00 for costs and expenses incurred by Landlord in the preparation, review and approval of documentation related to the Sublease.

  G. In no event will the Sublease be deemed to modify or alter any provisions of the Overlease. In the event of a conflict between the provisions of the Overlease and the Sublease, the provisions of the Overlease shall control with respect to matters as between Sublandlord, as Tenant under the Overlease, and Landlord.

  H. Subtenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Subtenant either is required to maintain insurance pursuant to Section 10(C) of the Sublease or receives insurance proceeds on account thereof; provided however that such waiver and release shall be unaffected by whether or not Subtenant elects to self-insure pursuant to
Section 10 of the Sublease. Landlord hereby waives and releases Subtenant from any and all liabilities, claims and losses for which Subtenant is or may be held liable to the extent Landlord either is required to maintain insurance pursuant to Section 18.1 of the Overlease or receives insurance proceeds on account thereof. Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party. In addition, Sections 15 and 16.1 of the Overlease are applicable to Subtenant for the benefit of Landlord.



                                        LANDLORD:

                                        DTC ASSOCIATES, LLC, a Virginia limited
                                        liability company


                                        By: /s/                           (SEAL)
                                           -------------------------------
                                             Agent

                                             By:  ______________________________
                                                  Name: ________________________
                                                  Title: _______________________

     By signature below, Sublandlord and Subtenant acknowledge and accept the terms and conditions of the foregoing Consent of Landlord.


Witness:                              SUBLANDLORD:

                                      LIFEMINDERS, INC.

/s/                                   By:   /s/                          (SEAL)
- -----------------------------               -----------------------------


Attest:                               SUBTENANT:

                                      CISCO SYSTEMS, INC.

/s/                                   By:   /s/                          (SEAL)
- -----------------------------               -----------------------------

                                   EXHIBIT A


                       FLOOR PLAN FOR SUBLEASED PREMISES


                                [see attached]

                                   EXHIBIT B


                             INTENTIONALLY DELETED

                                   EXHIBIT C

               FORM OF DECLARATION OF SUBLEASE COMMENCEMENT DATE


     This Exhibit C is attached and made a part of that certain Sublease dated,
          ---------
___________, 2000 (the "Sublease"), between LIFEMINDERS, INC., a Delaware corporation ("Sublandlord") and CISCO SYSTEMS, INC., a California corporation ("Subtenant"). The capitalized terms used in this Exhibit C shall have the
                                                  ---------
meanings ascribed to them in the Sublease. The Declaration of Sublease Commencement Date to be executed by Sublandlord and Subtenant pursuant to
Section 2(b) of the Sublease shall provide as follows:


     "This Declaration of Sublease Commencement Date made as of the ____ day of ____________, 2001 is being provided pursuant to the terms and provisions of that certain Sublease dated _______, 2000, (the "Sublease"), between LIFEMINDERS, INC., a Delaware corporation ("Sublandlord") and CISCO SYSTEMS, INC., a California corporation ("Subtenant"). The parties to the Sublease desire to confirm that the following terms that are defined in the Sublease shall have the same meanings set forth below for all purposes in the Sublease:

  1.   The Sublease Commencement Date is ____________, 2001.

  2.   The Sublease Term shall expire on ____________, 20__.

  3.   The number of rentable square feet in the Subleased Premises is_________.

  4. The annual base rent with respect to the Subleased Premises for the first Sublease Year is an amount equal to the product of $36.00 multiplied by the total number of rentable square feet in the Subleased Premises."

                                  EXHIBIT C-1

                FORM OF DECLARATION OF RENTABLE SQUARE FOOTAGE


     This Exhibit C-1 is attached and made a part of that certain Sublease dated
          -----------
________, 2000 (the "Sublease"), between LIFEMINDERS, INC., a Delaware corporation ("Sublandlord") and CISCO SYSTEMS, INC., a _____________ corporation ("Subtenant"). The capitalized terms used in this Exhibit C shall have the
                                                  ---------
meanings ascribed to them in the Sublease. The Declaration of Rentable Square Footage to be executed by Sublandlord and Subtenant pursuant to Section 1(b) of the Sublease shall provide as follows:


     "This Declaration of Rentable Square Footage made as of the ____ day of ____________, ________ is being provided pursuant to the terms and provisions of that certain Sublease dated _______, 2000, (the "Sublease"), between LIFEMINDERS, INC., a Delaware corporation ("Sublandlord") and CISCO SYSTEMS, INC., a _____________ corporation ("Subtenant"). The parties to the Sublease desire to confirm that the following terms that are defined in the Sublease shall have the same meanings set forth below for all purposes in the Sublease:

  1.   The number of rentable square feet in the Original Premises is ________.

  2.   The number of rentable square feet in the Subleased Premises is________."

                                   EXHIBIT D

                    SUBTENANT'S PRELIMINARY FURNITURE PLANS


                                [see attached]

                                      D-1